UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 20, 2017
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ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-26489 (Commission File Number)	48-1090909 (IRS Employer Identification No.)
3111 Camino Del Rio North, Suite 103, San Diego, California (Address of Principal Executive Offices)		92108 (Zip Code)
(877) 445-4581 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.

On October 20, 2017, Cabot Credit Management Limited (“Cabot”), an indirect subsidiary of Encore Capital Group, Inc., announced its intention to proceed with an initial public offering. Cabot intends to apply for admission of its ordinary shares to the premium listing segment of the Official List of the Financial Conduct Authority and to trade on the main market for listed securities of the London Stock Exchange. The offering will comprise an offer of shares to institutional investors.
A copy of the intention to float announcement is attached as exhibit 99.1 to this Current Report and a reconciliation of certain non-IFRS financial measures used in the intention to float announcement is included as exhibit 99.2 to this Current Report, each of which are incorporated herein by reference (and the foregoing description is qualified in its entirety by reference to such documents).

The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission pursuant to Item 7.01, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Intention to Float Announcement
99.2	Reconciliation of Non-IFRS Financial Measures

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: October 20, 2017	/s/ Jonathan C. Clark
Jonathan C. Clark
Executive Vice President, Chief Financial Officer and Treasurer